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                                                                   EXHIBIT 10.32

                        TRITON MANAGEMENT COMPANY, INC.
                       101 Lindenwood Drive / Suite 125
                               Malvern, PA 19355

                                         February _____, 1998


Mr. David D. Clark
501 Contention Lane
Berwyn, PA 19312

     Re: Issuance of Shares

Dear David:

     In connection with your employment by Triton Management Company, Inc., a Delaware corporation (hereinafter referred to as the "Company"), on the date hereof you (hereinafter referred to as "Employee") have been issued 5,887.11 shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock") of Triton PCS Holdings, Inc., a Delaware corporation ("Triton") that indirectly owns all of the issued and outstanding capital stock of the Company. As a condition to such issuance, Employee has joined in the Stockholders' Agreement dated February _____, 1998 between Triton and its stockholders, pursuant to which Employee (as a "Management Member" and a "Stockholder" as referred to therein) has agreed to be bound by all of the provisions contained therein.

     The Shares shall vest over a five-year period, commencing with the first anniversary of the date hereof, as follows:

     First Anniversary              20%
     Second Anniversary             20%
     Third Anniversary              20%
     Fourth Anniversary             20%
     Fifth Anniversary              20%
                                    ---
          Total                    100%

provided, however, that in the event of any Change of Control (as hereinafter defined) prior to the termination of Employee's employment with the Company for any reason, in addition to any Shares that had theretofore vested in accordance with the foregoing general schedule, all Unvested Shares (as hereinafter defined) shall vest immediately upon such Change of Control. As used herein, the term "Change of Control" shall mean any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (A) any Person (as defined in Triton's Stockholders' Agreement) that is not an owner of shares of capital stock of Triton on the date of
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execution of the Stockholders' Agreement shall acquire, directly or indirectly,
Beneficial Ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting stock of Triton except in connection with any initial public offering of Triton's equity securities, (B) any sale of all or substantially all of the assets of Triton, or (C) a proxy contest for the election of directors of Triton results in the persons constituting the Board of Directors of Triton immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board of Directors upon the conclusion of such proxy contest.

     In order to induce Triton to issue the Shares to Employee, Employee hereby agrees that as of any date, the Shares shall be subject to repurchase by Triton in accordance with the terms of this letter agreement, except to the extent the Shares shall have theretofore vested in accordance with the terms set forth above.

     As promptly as practicable following the termination of Employee's employment with the Company for any reason, Employee shall sell to Triton, and Triton shall purchase from Employee, all of the Shares that have not theretofore vested in accordance with the terms set forth above (the "Unvested Shares") at a price per Share equal to Employee's original per Share purchase price ($0.01).

     The closing of any such purchase and sale shall take place at Triton's offices on a date mutually agreed by Employee or his legal representative and Triton, but not later than 30 days after the date of Employee's termination. At such closing, Triton shall deliver to Employee or such legal representative a check in the amount of the aggregate repurchase price and, upon delivery thereof, Triton shall become the legal and beneficial owner of the Unvested Shares being repurchased and all rights and interests therein or relating thereto, and Triton shall have the right to retain and transfer to its own name the shares of Common Stock being repurchased by Triton. Whenever Triton shall have the right to repurchase Common Stock hereunder, Triton may designate and assign one or more employees, officers, directors or stockholders of Triton or other persons or organizations to exercise all or a part of Triton's repurchase rights hereunder and purchase all or a part of such Common Stock.

     Except for the escrow described herein or the transfer of the Shares to Triton or its assignees contemplated hereby, none of the Unvested Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way.

     The Certificate(s) representing Unvested Shares shall be held by the Secretary of Triton as escrow holder (the "Escrow Holder"), along with a stock power executed by Employee in blank. The Escrow Holder is hereby directed to permit transfer of the Shares only in accordance with this Agreement. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon directions executed by a majority of the authorized number of Triton's Board of Directors. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment. If Triton or any assignee repurchases any of the Shares pursuant hereto, the Escrow Holder, upon receipt of written notice

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of such repurchase from the proposed transferee, shall take all steps necessary to accomplish such repurchase. From time to time, upon Employee's request, the Escrow Holder shall: (i) cancel the certificate(s) held by the Escrow Holder and Employee representing the Shares, (ii) cause a new certificate to be issued representing all the Shares that have vested in accordance with the terms set forth above, which certificate the Escrow Holder shall deliver to Employee, and
(iii) cause a new certificate to be issued representing the then remaining Unvested Shares, which certificate shall be held in escrow by the Escrow Holder in accordance with the provisions of this paragraph. Subject to the terms hereof, Employee shall have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of Triton's repurchase right, there is (a) any stock dividend, stock split or other change in the Shares, or (b) any merger or sale of all or substantially all of the assets or other acquisition of Triton, any and all new, substituted or additional securities to which Employee is entitled by reason of his ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes hereof and Triton's repurchase right.

     The share certificates evidencing the Shares shall be endorsed with the following legends (in addition to any legend required to be placed thereon by applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     Notwithstanding anything to the contrary contained herein, Employee expressly agrees that (i) Employee's employment with the Company is "at-will", and either the Company or Employee may terminate such employment at any time for any reason or for no reason, and (ii) the award of the Shares by Triton to Employee shall not limit in any way the right of the Company to alter or terminate Employee's employment with the Company at any time and from time to time, or be evidence of any agreement or understanding, express or implied, that the Company will employ an Employee in any particular position or at any particular rate of remuneration or for any particular period of time.

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     Intending to be legally bound, the parties have executed this letter agreement as of the date first above written.

EMPLOYEE:                           COMPANY:
                                    TRITON MANAGEMENT COMPANY, INC.

                                    By:
--------------------------             ------------------------------
David D. Clark                          Steven R. Skinner, President

                                    TRITON:
                                    TRITON PCS HOLDINGS, INC.


                                    By:
                                       ------------------------------
                                       Steven R. Skinner, President

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